Calculation of Filing Fee Tables
SF-3
FORD CREDIT AUTO RECEIVABLES TWO LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series FCAOT 2026-B	457(s)	360,000,000	$ 1.00	$ 360,000,000.00	0.0001381	$ 49,716.00
Fees to be Paid	2	Asset-Backed Securities	Class A-2 Asset-Backed Notes, Series FCAOT 2026-B	457(s)	528,000,000	$ 1.00	$ 528,000,000.00	0.0001381	$ 72,916.80
Fees to be Paid	3	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series FCAOT 2026-B	457(s)	528,000,000	$ 1.00	$ 528,000,000.00	0.0001381	$ 72,916.80
Fees to be Paid	4	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series FCAOT 2026-B	457(s)	84,000,000	$ 1.00	$ 84,000,000.00	0.0001381	$ 11,600.40
Fees to be Paid	5	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCAOT 2026-B	457(s)	47,400,000	$ 1.00	$ 47,400,000.00	0.0001381	$ 6,545.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,547,400,000.00		$ 213,695.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 56,984.20
			Net Fee Due:						$ 156,711.74
Offering Note
[1]	1a. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price are estimated solely for the purposes of calculating the registration fee. 1b. Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[2]	2a. See Offering Note 1 2b. See Offering Note 1

[3]	3a. See Offering Note 1 3b. See Offering Note 1

[4]	4a. See Offering Note 1 4b. See Offering Note 1

[5]	5a. See Offering Note 1 5b. See Offering Note 1

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ford Credit Auto Receivables Two LLC	SF-3	333-281130	11/26/2024		$ 56,984.20	Asset-Backed Securities	Asset-Backed Notes, Series FCAOT 2026-A	412,630,000	$ 412,630,000.00
Fee Offset Sources		Ford Credit Auto Receivables Two LLC	SF-3	333-281130		03/12/2026						$ 56,984.20
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $1,805,260,000 of securities on March 12, 2026 under the registration statement declared effective on November 26, 2024 of which this prospectus is a part, $412,630,000 of which securities remain unsold. The Registrant has completed the offering related to the unsold securities for which a filing fee of $56,984.20 was previously paid on March 12, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date